UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2025

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

18455 S. Figueroa Street
Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)

(424) 276-7616

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFAI	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $110,400.00 per share	FFAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

As disclosed in Faraday Future Intelligent Electric, Inc.’s (the “Company”) Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on March 6, 2023, the Company entered into a consulting service agreement (the “Consulting Agreement”) with FF Global Partners LLC (“FFGP”), pursuant to which, FFGP provided certain consulting services in connection with business development and management strategy to the Company.

In connection with Jiawei (Jerry) Wang’s appointment as President of the Company, as detailed below, on March 23, 2025, the Company provided notice to FFGP that it was terminating the Consulting Agreement (the “Notice”). Pursuant to the Consulting Agreement’s terms, it will terminate 30 days after the Notice.

The foregoing description of the Consulting Agreement is not complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which was filed as Exhibit 10.62 to the Company’s Annual Report on Form 10-K filed with the SEC on May 28, 2024, and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 24, 2025, the board of directors of the Company (the “Board”) appointed Jiawei Wang (“Mr. Wang”) as the Company’s President, effective as of the Effective Date. He will report to Matthias Aydt, the Company’s Global Chief Executive Officer and YT Jia, Founder, and Chief Product and User Ecosystem Officer of the Company.

Mr. Wang, age 35, has been serving as partner and president of FFGP. He currently also serves as head of corporate development for the Company, and was the Company’s Vice President of Global Capital Markets from May 2018 to April 2022. Prior to that, he was Global Head of Capital Markets at the Company from January 2018 to May 2018, and General Manager of China Capital Markets from March 2017 to January 2018. He was the co-founder and Executive Chairman of AIBOT Inc. from September 2022 to March 2025 and now serves as the Chairman of AIBOT Inc., an AI-driven, intelligent eVTOL aircraft developer. Before joining the Company, Mr. Wang worked at Le Holdings Co. Ltd. as Director of Corporate Development from 2015 to 2017. He co-founded Global Galaxy Inc., a private investment firm in September 2013 and worked as a private equity analyst at Knights Investment Group from December 2013 to February 2014. Mr. Wang received a Bachelor’s Degree in Finance from Central University of Finance and Economics (CUFE) in Beijing.

In connection with Mr. Wang’s service as President of the Company, he will receive the following executive compensation: (1) an annual base salary of $500,000; (2) an annual performance bonus of up to $300,000, at the Company’s sole discretion; (3) a grant of up to $1,140,000 in time-based restricted stock units, which shall vest in equal twenty-five percent increments on each of the first four annual award date anniversaries at the Company following the applicable award date, provided, Mr. Wang remains employed with the Company on each such vesting date; and (4) a grant of up to $760,000 in performance stock units (“PSUs”), of which 50% is tied to the Company and Mr. Wang achieving certain milestones and 50% is tied to Mr. Wang’s personal performance goals achieved on certain dates as specified by the Board. The PSUs associated with certain milestones shall be granted, should the Company reach any such milestone, on the date(s) when such milestone is reached and shall vest in equal one-third increments on each of the first three annual milestone anniversary dates following the applicable grant date, provided Mr. Wang remains employed with the Company on each such vesting date.

Mr. Wang is also entitled to a signing and retention bonus of $300,000 upon the satisfaction of certain conditions, which is subject to a prorated claw-back right if Mr. Wang fails to remain employed with the Company for at least thirty-six months from the beginning of his employment as the Company’s President.

On March 24, 2025, the Company issued a press release with respect to the appointment of Mr. Wang to be the Company’s President as set forth in Item 5.02 of this Current Report on Form 8-K. A copy of such press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated March 24, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Date: March 24, 2025	By:	/s/ Koti Meka
	Name:	Koti Meka
	Title:	Chief Financial Officer

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